SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) November 13, 2006

SIENA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25499	88-0390360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5625 Arville, Suite E Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 889-8777
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 1.01 Entry Into a Material Definitive Agreement

On November 13, 2006, Siena Technologies, Inc. (the “Company”) closed the private placement (the “Private Placement”) of 5,000,000 units (the “Units”) consisting of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock at an exercise price of $0.60 per share (the “Warrants”). The Warrants expire three years from the date of issuance. The form of the Warrants is attached hereto as Exhibit 4.44. The Company received $1,000,000 in gross proceeds from the Private Placement. In connection with the Private Placement, the Company paid $105,000 in commissions. The Company issued a press release in connection with the closing of the Private Placement on November 16, 2006, a copy of which is attached hereto as Exhibit 99.1.

In connection with the Private Placement, the Company and the investors also entered into a voting agreement and a registration rights agreement. Pursuant to the terms of the Voting Agreement, the form of which is attached hereto as Exhibit 4.45, the investors agreed to vote their shares in accordance with the recommendations of the Company’s Board of Directors. The Voting Agreement continues for each investor until the earlier of (i) Jeffrey R. Hultman ceasing to be the Chief Executive Officer of the Company, unless Jeffrey R. Hultman is the Chairman of the Board of the Company and Christopher G. Pizzo is the Chief Executive Officer of the Company, in which case the triggering event shall be Jeffrey R. Hultman ceasing to be the Chairman of the Board of the Company and Chris Pizzo ceasing to be the Chief Executive Officer of the Company, or (ii) the investor transferring their shares that are covered by the Voting Agreement to an unaffiliated third party.

Pursuant to the terms of the Registration Rights Agreement, the form of which is attached hereto as Exhibit 4.46, the Company will use its best efforts to file a registration statement registering the shares of common stock issued in the Private Placement for resale and registering the shares of common stock issuable upon exercise of the Warrants (the “Registrable Securities”) with the Securities and Exchange Commission and to keep such registration statement effective until the earlier of one (1) year or the time such Registrable Securities may be sold to the public without registration. Additionally, the holders of the Registrable Securities have certain “piggyback” registration rights. The Company will pay all the expenses of such registration.

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Item 3.02 Unregistered Sales of Equity Securities

On November 13, 2006, the Company issued 5,000,000 Units consisting of an aggregate of 5,000,000 shares of the Company’s common stock and 5,000,000 three year Warrants to purchase the Company’s common stock at an exercise price of $0.60 per share. The Units were sold in a Private Placement to “accredited investors” as that term is defined in Rule 501 of Regulation D of the Securities Act. The Company received gross proceeds of $1,000,000 in the Private Placement. The Company paid $105,000 of commissions in connection with the Private Placement. The Units were issued relying upon the exemption from registration provided by Section 4(2) of the Securities Act for “transactions by the issuer not involving a public offering,” in transactions that fell within the safe harbor provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “4(2) Exemption”). Unless the shares of common stock issuable upon exercise of the Warrants have been registered with the Securities and Exchange Commission prior to their issuance, such shares will also be issued in “transactions by the issuer not involving a public offering, “ in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.44	Form of Warrant Agreement
4.45	Form of Voting Agreement
4.46	Form of Registration Rights Agreement
99.1	Press Release dated November 16, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENA TECHNOLOGIES, INC.

	By:	/s/ Christopher G. Pizzo

November 17, 2006		Christopher G. Pizzo Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

4.44	Form of Warrant Agreement	Filed herewith electronically

4.45	Form of Voting Agreement	Filed herewith electronically

4.46	Form of Registration Rights Agreement	Filed herewith electronically

99.1	Press Release dated November 16, 2006	Filed herewith electronically

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